Exhibit 99.3

WISE METALS GROUP LLC

WISE ALLOYS FINANCE CORPORATION

OFFER TO EXCHANGE

10 1/4% SENIOR SECURED NOTES DUE 2012, FOR ALL OF THEIR OUTSTANDING

10 1/4% SENIOR SECURED NOTES DUE 2012, WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

, 2004

To Our Clients:

Enclosed for your consideration are a Prospectus, dated , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Wise Metals Group LLC and Wise Alloys Finance Corporation (the “Issuers”) and Wise Alloys LLC, Wise Recycling LLC, Wise Warehousing LLC, Wise Recycling West LLC, Wise Recycling Texas LLC, and Listerhill Total Maintenance Center LLC (the “Guarantors”), to exchange (the “Exchange Offer”) up to $150,000,000 of their Senior Secured Notes guaranteed by the Guarantors that were originally sold pursuant to a private offering (collectively, the “Original Notes”) for an equal principal amount of the Issuers’ 10 1/4% Senior Secured Notes, guaranteed by the Guarantors, that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Exchange Notes”). The Original Notes are guaranteed on a senior secured basis (the “Original Guarantees”) by the Guarantors and the Exchange Notes will be guaranteed on a senior secured basis (the “Exchange Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the enclosed Prospectus and the enclosed Letter of Transmittal, the Guarantors offer to issue the Exchange Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Original Guarantees of the Original Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the Exchange Guarantees for the Original Guarantees, references to the “Exchange Notes” include the related Exchange Guarantees and references to the “Original Notes” include the related Original Guarantees. The Issuers will accept for exchange any and all Original Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON                 , 2004 (THE “EXPIRATION DATE”), UNLESS THE ISSUERS EXTEND THE EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Original Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your original notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Original Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated             , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Wise Metals Group LLC and Wise Alloys Finance Corporation (the “Issuers”) and Wise Alloys LLC, Wise Recycling LLC, Wise Warehousing LLC, Wise Recycling West LLC, Wise Recycling Texas LLC, and Listerhill Total Maintenance Center LLC (the “Guarantors”) to exchange up to $150,000,000 of their Senior Secured Notes guaranteed by the Guarantors that were originally sold pursuant to a private offering (collectively, the “Original Notes”) for an equal principal amount of the Issuers’ 10 1/4% Senior Secured Notes, guaranteed by the Guarantors, that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Exchange Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Original Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuers or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Original Notes acquired for its own account directly from the Issuers. If a holder of the Original Notes is an affiliate of the Issuers or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated:                                                                                                                                    , 2004

Signature(s):

Print Name(s):

Address:

(Please include Zip Code)

Telephone Number

(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

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